Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Rose Rock Midstream, L.P.

Tulsa, Oklahoma

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of (i) our reports dated February 28, 2014, relating to the consolidated financial statements of Rose Rock Midstream, L.P. and the effectiveness of internal control over financial reporting of Rose Rock Midstream, L.P., each of which appear in Rose Rock Midstream, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2013; (ii) our report dated June 20, 2014, relating to the financial statements of SemCrude Pipeline, L.L.C., which appears in Rose Rock Midstream, L.P.’s Current Report on Form 8-K/A dated July 29, 2014; (iii) our report dated February 28, 2014, relating to the financial statements of White Cliffs Pipeline, L.L.C, which appears in Rose Rock Midstream, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2013; (iv) our report dated March 1, 2013, relating to the financial statements of SemCrude Pipeline, L.L.C., which appears in Rose Rock Midstream, L.P.’s Current Report on Form 8-K/A dated December 20, 2013; and (v) our report dated March 1, 2013, relating to the financial statements of White Cliffs Pipeline, L.L.C., which appears in Rose Rock Midstream, L.P.’s Current Report on Form 8-K/A dated December 20, 2013.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA LLP

BDO USA, LLP

Dallas, Texas

September 5, 2014